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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                FORM 8-A/A-2

                   FOR REGISTRATION OF CERTAIN CLASSES OF
             SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          Gables Residential Trust
                          ------------------------
           (Exact name of registrant as specified in its charter)


              Maryland                                 58-2077868
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2859 Paces Ferry Road, Atlanta, Georgia                   30339
---------------------------------------             -------------------
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of each exchange on
Title of Class to be so registered         which each class is to be registered
----------------------------------         ------------------------------------

Common shares of beneficial                New York Stock Exchange
interest, $.01 par value



Securities to be registered pursuant to Section 12(g) of the Act:

         Not Applicable



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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

         A description of the common shares of beneficial interest of the Registrant is set forth in the Prospectus that constitutes part of the Form S-11 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on October 19, 1993, Registration No. 33-70570 (the "Registration Statement"), as amended, which is incorporated herein by reference for all purposes.

         On October 21, 1996, the Board of Trustees of the Registrant unanimously approved an amendment to the Registrant's Amended and Restated Bylaws to allow special meetings of shareholders to be called by shareholders holding at least a majority of the outstanding shares of beneficial interest of the Registrant entitled to vote at the meeting, as now permitted by the Maryland General Corporation Law.


Item 2.  Exhibits

         The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

                 (1)      The Registration Statement (previously filed).

                 (2) Amended and Restated Declaration of Trust of Registrant (previously filed).

                 (3) Second Amended and Restated Bylaws of Registrant (filed herewith).

                 (4) Specimen of Registrant's Common Share certificate (previously filed).


         The following exhibit is being filed herewith pursuant to Rule 12b-30 under the Securities Exchange Act of 1934:



         Exhibit No.                    Exhibit
         -----------                    -------
            3.1            Second Amended and Restated Bylaws of Registrant.




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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Gables Residential Trust



                                    By:  /s/ Marvin R. Banks, Jr.
                                         ---------------------------------------
                                         Marvin R. Banks, Jr.
                                         Vice President, Secretary and Chief
                                         Financial Officer

November 8, 1996